Contact:
GSI Commerce, Inc. Corporate Marketing 610.491.7474 Fax: 610.265.2866 news@gsicommerce.com	Innotrac Corporation Kristi Doughty 678.584.4070 Fax: 678.584.8915 kdoughty@innotrac.com

GSI Commerce and Innotrac Mutually Agree to Terminate Merger Agreement

KING OF PRUSSIA, Pa., and ATLANTA, Jan. 29, 2009 – Leading e-commerce and multichannel solutions provider, GSI Commerce Inc. (Nasdaq: GSIC), and Innotrac Corporation, (Nasdaq: INOC), a leading provider of e-commerce fulfillment and customer care services, today announced that they have mutually agreed to terminate their merger agreement based on current prevailing market valuations. Neither party has any financial obligation to the other as a result of the termination.

Innotrac also announced the cancellation of its special meeting of shareholders to consider the merger agreement, which was scheduled for Feb. 6, 2009.

GSI is scheduled to announce its fiscal 2008 year and fourth quarter operating results after the market close on Feb. 11 with a conference call to follow at 4:45 p.m. EST. For access to the call’s webcast, please visit GSI’s Web site at www.gsicommerce.com and click on the webcast tab, or dial 1-888-679-8018 and use passcode 64667534.

About GSI Commerce
GSI Commerce® (www.gsicommerce.com) is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized e-commerce solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care. We offer each of the platform’s components on a modular basis, or as part of an integrated, end-to-end solution. We also offer a full suite of interactive marketing services through two divisions, gsi interactivesm and e-Dialog Inc. (www.e-dialog.com).

About Innotrac
Innotrac Corporation was founded in 1984 and is based in Duluth, Ga., a suburb of Atlanta. The company employs approximately 1,600 people and provides full-service fulfillment and logistics for retail, catalog and direct marketing companies. The company operates eight fulfillment centers located in four time zones across the U.S. and has a fulfillment capacity of approximately 2.5 million square feet. Innotrac also operates two customer care centers that have a capacity of 570 customer care workstations. For more information about Innotrac, visit the company’s Web site at www.Innotrac.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements, including statements regarding the expected timing of the closing of the acquisition, the ability of GSI Commerce Inc. and Innotrac to close the acquisition, the expected benefits of the acquisition, the expected performance and features of Innotrac products services and any GSI Commerce and Innotrac combined products and services, and the expected impact of the acquisition on GSI’s financial results. In addition, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance, “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the risk that the planned acquisition may not close on the terms agreed upon or at all, risks related to the acquisition, including unanticipated liabilities and expenses, the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information, and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

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